Exhibit 99.1(j)

LEGG MASON CHARLES STREET TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Charles Street Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  On November 20, 2008, the Board of Directors of Legg Mason Charles Street Trust, Inc. (“Board”), a Maryland Corporation (“Corporation”) organized on January 13, 1998, under authority contained in the Corporation’s Articles of Amendment and Restatement, as amended and supplemented (“Charter”), and in accordance with Section 2-105(c), Section 2-208 and Section 2-208.1 of the Maryland General Corporation Law, has taken the following actions, to be effective immediately:

(a)           created and established a new share class of the Batterymarch US Small Capitalization Equity Portfolio series of the Corporation, to be known as “Batterymarch US Small Capitalization Equity Portfolio, Class A” and designated two hundred fifty million (250,000,000) shares of LM Value Institutional Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) shares of LM Value Institutional Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Batterymarch US Small Capitalization Equity Portfolio, Class A”;

(b)           created and established a new share class of the Batterymarch US Small Capitalization Equity Portfolio series of the Corporation, to be known as “Batterymarch US Small Capitalization Equity Portfolio, Class C” and designated two hundred fifty million (250,000,000) shares of LM Special Investment Institutional Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) shares of LM Special Investment Institutional Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Batterymarch US Small Capitalization Equity Portfolio, Class C”; and

(c)           created and established a new share class of the Batterymarch US Small Capitalization Equity Portfolio series of the Corporation, to be known as “Batterymarch US Small Capitalization Equity Portfolio, Class R” and designated two hundred fifty million (250,000,000) shares of LM International Equity Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) shares of LM International Equity Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Batterymarch US Small Capitalization Equity Portfolio, Class R.”

The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share, the number of shares that the Corporation has authority to issue remains ten billion (10,000,000,000), and the aggregate par value of the Corporation’s shares remains ten million (10,000,000) dollars

SECOND:               Each Class A, Class C and Class R share of Batterymarch US Small Capitalization Equity Portfolio shall represent investment in the same pool of assets as every other share of Batterymarch US Small Capitalization Equity Portfolio and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Batterymarch US Small Capitalization Equity Portfolio, except as provided in the Charter and as set forth below:

(1)           The net asset values of Class A, Class C and Class R shares shall be calculated separately.  In calculating the net asset values,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to all classes of Batterymarch US Small Capitalization Equity Portfolio, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch US Small Capitalization Equity Portfolio, except as the SEC may otherwise require;

(2)           Dividends and other distributions shall be paid on Class A, Class C and Class R shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C and Class R shares.  In calculating the amount of any dividend or other distribution,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to each class of Batterymarch US Small Capitalization Equity Portfolio, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch US Small Capitalization Equity Portfolio, except as the SEC may otherwise require;

(3)           Each class of Batterymarch US Small Capitalization Equity Portfolio shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine.  On all other matters, all classes of Batterymarch US Small Capitalization Equity Portfolio shall vote together, and every share of Batterymarch US Small Capitalization Equity Portfolio, regardless of class, shall have an equal vote with every other share of Batterymarch US Small Capitalization Equity Portfolio.

THIRD:  Immediately before filing these Articles Supplementary, the Corporation had authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares were classified as follows:

Designation	Number of Shares	Par Value
LM Value Institutional Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

LM Special Investment Institutional Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch International Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch Emerging Markets Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Legg Mason Fund Adviser/Western Asset Balanced	500,000,000 Institutional Class Shares	$500,000
Portfolio	500,000,000 Financial Intermediary Class Shares	$500,000

LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

LM Balanced Institutional Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch US MidCapitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Global Opportunities Bond Fund	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Institutional Select Class Shares	$500,000

FOURTH:  Immediately after filing these Articles Supplementary, the Corporation shall continue to have authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares are classified as follows:

Designation	Number of Shares	Par Value
LM Value Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

LM Special Investment Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

Batterymarch International Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

Batterymarch Emerging Markets Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Legg Mason Fund Adviser/Western Asset Balanced	500,000,000 Institutional Class Shares	$500,000
Portfolio	500,000,000 Financial Intermediary Class Shares	$500,000

LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000

LM Balanced Institutional Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch US MidCapitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000

Global Opportunities Bond Fund	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Institutional Select Class Shares	$500,000

FIFTH: The foregoing changes were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-105(c) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s charter to the Board of Directors.

SIXTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SEVENTH: The undersigned Vice President and Chief Legal Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Chief Legal Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Chief Legal Officer and attested to by its Secretary on December 18, 2008.

ATTEST:		LEGG MASON CHARLES STREET TRUST, INC.

By:	/s/ Richard M. Wachterman	By:	/s/ Gregory Merz
Richard M. Wachterman		Gregory Merz
Secretary		Vice President and Chief Legal Officer